EXHIBIT 99.2

STOCK EXCHANGE ANNOUNCEMENT

27 January 2004

Shire Pharmaceuticals Group plc (the “Company”)

The Company announces that it was notified on 26 January 2004 under Sections 198 to 202 of the Companies Act that on 23 January 2004 Franklin Resources, Inc. and its affiliates had holdings managed on behalf of investment clients of 68,155,799 ordinary shares of £0.05p each in the capital of the Company. These holdings represent 14.2545 per cent of the issued ordinary share capital of the Company.

T May
Company Secretary